UNITED STATES

SEURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2022 (September 16, 2022)

THE GREENROSE HOLDING COMPANY INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

111 Broadway Amityville, NY 11701	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-6270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one redeemable warrant	OTC Pink
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of William F. Harley III as Chief Executive Officer

On September 16, 2022, The Greenrose Holding Company Inc. (the “Company”) board of directors (the “Board”) held a meeting and, at such meeting, the Board determined it to be in the best interest of the Company to remove, effective immediately, William F. Harley III as the Company’s Chief Executive Officer, with thanks to Mr. Harley for his efforts and contributions to the Company to date.

Engagement of SCP as Service Provider with Respect to the Interim CEO and Interim CEO Support

On September 19, 2022, the Company entered into an engagement agreement (the “Engagement Agreement”) with SierraConstellation Partners LLC (“SCP”) to provide certain management services to the Company. As part of the engagement, Timothy Bossidy has been appointed as Interim Chief Executive Officer (the “Interim CEO”).

Under the terms of the Engagement Agreement, it is expected that Mr. Bossidy will serve the Company in his role until January 2023, unless the Engagement Agreement is terminated sooner or extended pursuant to its terms. Under the terms of the Engagement Agreement, SCP and Mr. Bossidy will perform all duties determined as appropriate by the Board. In exchange for the services rendered under the Engagement Agreement, the Company paid SCP an “evergreen” $60,000 retainer paid to SCP at the execution of this Agreement (the “Retainer”). The Retainer is to be held by SCP as an advance towards Services and Reimbursable Expenses (as defined in the Engagement Agreement), including the services of Mr. Bossidy in the amount of $24,000 per week plus certain other SCP capped services charged at an hourly rate of $995 per hour. Under the Engagement Letter, SCP agreed to defer one half of the aggregate weekly fees for the 1st four (4) weeks of the engagement.

Timothy Bossidy, 34, is a Managing Director at SCP and previously served as Chief Operating Officer of MedMen, a publicly traded cannabis multi-state operator, where he and SCP led an operational turnaround and balance sheet transformation. Mr. Bossidy has previously served in interim management and financial advisory roles across the cannabis and consumer/retail sectors. Prior to joining SCP, where he founded the firm’s cannabis practice, Mr. Bossidy served as an investment banker at Goldman Sachs. Prior to joining Goldman Sachs, Mr. Bossidy served as a fixed income analyst at The Travelers Companies. Mr. Bossidy received a B.A. in Economics and English from the University of Notre Dame and an MBA from Kellogg School of Management at Northwestern University.

The description of the Engagement Agreement set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached hereto as Exhibit 10.1.

There are no family relationships between Mr. Bossidy and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Bossidy has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.01*	Engagement Agreement, dated as of September 19, 2022, by and between The Greenrose Holding Company Inc. and SierraConstellation Partners LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENROSE HOLDING COMPANY INC.

Date: September 22, 2022	By:	/s/ Bernard Wang
	Name:	Bernard Wang
	Title:	Chief Financial Officer

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